EXHIBIT 10.20.21



                      Third Amendment to Credit Agreement
                               dated July 31, 1995
                      between the Registrant and NBD Bank


































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                      THIRD AMENDMENT TO CREDIT AGREEMENT


     THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of July 31, 1995 (this "Third Amendment"), between HURCO COMPANIES, INC., an Indiana corporation (the "Company"), and NBD BANK, a Michigan banking corporation (the "Bank").

                                    RECITALS

     A. The parties hereto have entered into a Credit Agreement and Amendment to Term Loan Agreement, dated as of March 24, 1994, as amended (the "Credit Agreement"), which is in full force and effect.

     B. The Company desires to amend the Credit Agreement as herein provided, and the Bank is willing to so amend the Credit Agreement on the terms and conditions set forth herein.

                                   AGREEMENT

     Based upon these recitals, the parties agree as follows:

     1. AMENDMENT. Upon the Company satisfying the conditions set forth in paragraph 4 (the date that this occurs being called the "effective date"), the Credit Agreement shall be amended as follows:

          (A) The term "Automatic Termination Date" in Section 1.1 of the Credit Agreement is amended to read as follows: "AUTOMATIC TERMINATION DATE" means November 1, 1996.

          (B) New Sections 7.1(i) and 7.1(l) are added, to read as follows:

          (I) MOST FAVORED LENDER. In the event that the Company shall enter into any modification of the PML Note Agreement or any other contract or agreement pursuant to which the Company shall have available to it a credit facility (a "Credit Agreement"),which increases the fees, expenses, interest rate spreads over prime rate, LIBOR rate, or any other such base rate or any other charges which are or may be payable to a lender pursuant to a Credit Agreement (but excluding (I) reimbursements for actual out-of-pocket expenses of the lender or its counsel and excluding reasonable commitment fees to obtain, increase, or extend or renew a credit facility, including lines of credit and term loan facilities, default rate interest, and reasonable fees and expenses or costs actually incurred for collection arising out of default under any Credit Agreement AND (II) ANY INCREASES IN FEES, EXPENSES, INTEREST RATE SPREADS, BASE RATES OR OTHER CHARGES RESULTING SOLELY FROM THE OPERATION OF SECTION 6.14 OF THE PML NOTE AGREEMENT OR ANY COMPARABLE PROVISION OF ANY OTHER CREDIT AGREEMENT) over the interest rate spreads, fees, charges, and expenses provided for in the PML Note Agreement or such other Credit Agreement, as applicable, then, effective as of the date of such increase, the amount of the increase in the interest rate spread (i.e., the number of basis points added to the interest rate spread), if any, shall be added to the interest rate payable to NBD under the Notes issued in connection with this Agreement, as amended, and as and when the amount representing the increase of fees, expenses, and/or charges, if any, becomes due and payable under the Credit Agreement, the Company shall pay to NBD a comparable amount as a fee. In no event will the fee payable to NBD

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          pursuant  to the  foregoing  exceed  the  amount of the  corresponding increase in fee, charge, or expense payable under the modified Credit Agreement. Failure of the Company to make the payments which become due and payable under this Section shall constitute an Event of Default under Section 8.1(a). Upon any increase in the interest rate to be charged under the Notes pursuant to this Section, the Company shall execute such amendments to the Notes and this Agreement as NBD may reasonably request to confirm and evidence the increase in the interest rate.

          (l) COMMON COVENANTS. During the period from May 1, 1996, through October 31, 1996, the Company agrees to immediately and automatically grant NBD the same loan covenants, including financial covenants, and terms it grants PML or any replacement lender therefor during such period, if such covenants and terms are different in kind or more restrictive (on the Company) than NBD's existing covenants or terms. If the Company defaults in the performance of such new covenants or terms, an Event of Default shall arise under Section 8.1(c).

          (C) Section 7.2(c)(iii) is amended by adding the following after the phrase "second fiscal quarter of fiscal year 1996":

                  ,and $1,500,000 in the aggregate during the fiscal year 1996

          (D) Section 7.2(e) is amended by adding the phrase "through July 30, 1996" after the word "thereafter" in the column entitled "Fiscal Period Ended", and adding the following dates and amounts under the headings "Fiscal Period Ended" and "Calculated Amount":

               FISCAL PERIOD ENDED                             CALCULATED AMOUNT

                July 31, 1996                                      $6,500,000

                October 31, 1996                                   $7,000,000

          (E) Section 7.2(e) is further amended by adding the following to the end of the subsection:

                  , provided, however, that in the event there is any capital contribution or cash infused by shareholders or third parties to the Company ("Equity Infusion"), then the Calculated Amounts set forth above for the fiscal period during which the Equity Infusion is made and each fiscal period thereafter shall be increased by 85% of the amount of the Equity Infusion.

          (F) Section 7.2(I) is amended by deleting the phrase "at any time thereafter." and substituting the following:

                  from November 1, 1994, through July 30, 1996, or to exceed 4.5 to 1.0 from July 31, 1996, through October 30, 1996, or to exceed 4.0 to 1.0 on October 31, 1996, or at any time thereafter, provided, however, that in the event there is one or more Equity Infusions which aggregate at least $3,000,000, then the Company shall not permit such ratio to exceed 3.55 to
                  1.0 on July 31, 1996, or at any time thereafter.


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          (G) Section  7.2(m) is amended by adding the  following  at the end of that subsection:

                  , or (iv) if the aggregate purchase price and other acquisition costs of all such Capital Expenditures made by the Company or any of its Subsidiaries during the third and fourth fiscal quarters of fiscal year 1996, when combined with all other Capital Expenditures made during that fiscal year, would exceed $1,750,000

     2. REFERENCES TO CREDIT AGREEMENT. From and after the effective date of this Third Amendment, references to the Credit Agreement in the Credit Agreement and all other documents issued under or with respect thereto (as each of the foregoing is amended hereby or pursuant hereto) shall be deemed to be references to the Credit Agreement as amended hereby.

     3. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Bank that:

          (a) (I) The execution, delivery and performance of this Third Amendment and all agreements and documents delivered pursuant hereto by the Company have been duly authorized by all necessary corporate action and do not and will not violate any provision of any law, rule, regulation, order, judgment, injunction, or award presently in effect applying to it, or of its articles of incorporation or bylaws, or result in a breach of or constitute a default under any material agreement, lease or instrument to which the Company is a party or by which it or its properties may be bound or affected; (ii) no authorization, consent, approval, license, exemption or filing of a registration with any court or governmental department, agency or instrumentality is or will be necessary to the valid execution, delivery or performance by the Company of this Third Amendment and all agreements and documents delivered pursuant hereto; and (iii) this Third Amendment and all agreements and documents delivered pursuant hereto by the Company are the legal, valid and binding obligations of the Company, enforceable against it in accordance with the terms thereof.

          (b) After giving effect to the amendments contained herein, the representations and warranties contained in Article VI (other than Section 6.5) of the Credit Agreement are true and correct on and as of the effective date hereof with the same force and effect as if made on and as of such effective date.

          (c) No Event of Default has occurred and is continuing or will exist under the Credit Agreement as of the effective date hereof.

     4. CONDITIONS TO EFFECTIVENESS. This Third Amendment shall not become effective until the Bank has received the following documents and the following conditions have been satisfied, each in form and substance satisfactory to the
Bank:

          (a) Copies, certified as of the effective date hereof, of such corporate documents of the Company as the Bank may request, including articles of incorporation, bylaws (or certifying as to the continued accuracy of the articles of incorporation and by-laws previously
          delivered  to  the  Bank),  and  incumbency  certificates,   and  such
          documents evidencing necessary corporate action by the Company with respect to this Third
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          Amendment  and all other  agreements or documents  delivered  pursuant hereto as the Bank may request;

          (b) A Third Amendment to Amended and Restated Note Agreement of even date herewith between the Company and Principal Mutual Life Insurance Company ("PML"), in form and substance satisfactory to the Bank;

          (c) A Third Amendment to Intercreditor, Agency, and Sharing Agreement of even date herewith among the Company, the Bank, PML, and the Bank as Agent for the Bank and PML, in form and substance satisfactory to the Bank;

          (d) A Confirmation of Guaranty of even date herewith executed and delivered by the Guarantor in favor of the Bank;

          (e) A Fourth Amendment to European Facility of even date hereweith among Hurco Europe, Hurco GmbH and the Bank, together with a Confirmation of Guaranty of even date herewith executed by the Company in favor of the Bank; and

          (f) Such additional agreements and documents, fully executed by the Company, as are reasonably requested by the Bank.

     5. MISCELLANEOUS. The terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. Except as expressly amended hereby, the Credit Agreement and all other documents issued under or with respect thereto are hereby ratified and confirmed by the Bank and the Company and shall remain in full force and effect, and the Company hereby acknowledges that it has no defense, offset or counterclaim with respect thereto.

     6. COUNTERPARTS. This Third Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Third Amendment by signing any such counterpart.

     7. EXPENSES. The Company agrees to pay and save the Bank harmless from liability for all costs and expenses of the Bank arising in respect of this Third Amendment, including the reasonable fees and expenses of Dickinson, Wright, Moon, Van Dusen & Freeman, counsel to the Bank, in connection with preparing and reviewing this Third Amendment and any related agreements and documents.

     8. GOVERNING LAW. This Third Amendment is a contract made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts made and to be performed entirely within such state and without giving effect to the choice law principles of such state.










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     IN WITNESS WHEREOF,  the parties hereto have caused this Third Amendment to be duly executed and delivered as of the date first written above.

HURCO COMPANIES, INC.                             NBD BANK


By: /s/ Roger J. Wolf                             By: /s/ Bruce Thomson
---------------------                             ---------------------
Its: Sr. Vice President & CFO                     Its:  Vice President